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                                                                    EXHIBIT 10.2


                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is made as of March 17, 2000, by and among Metrocall, Inc., a Delaware corporation, (the "Company") and HMTF Bridge MC I, LLC a Delaware limited liability company (the "HMTF Bridge"), HM 4-EQ Metrocall Coinvestors, LLC, a Delaware limited liability company, HM 4-SBS Metrocall Coinvestors, LLC, a Delaware limited liability company, HM PG-IV Metrocall, LLC, a Delaware limited liability company, HM4 Metrocall Qualified Fund, LLC, a Delaware limited liability company, HM4 Metrocall Private Fund, LLC, a Delaware limited liability company (each individually a "Purchaser" and collectively, "Purchasers").

         WHEREAS, the Company and HMTF Bridge entered into a Common Stock Purchase Agreement dated February 2, 2000 (the "Purchase Agreement"), pursuant to which the Company agreed to sell and HMTF Bridge agreed to purchase shares of common stock, $0.01 par value per share ("Common Stock"), of the Company;

                  WHEREAS, HMTF Bridge and HM 4-EQ Metrocall Coinvestors, LLC, a Delaware limited liability company, HM 4-SBS Metrocall Coinvestors, LLC, a Delaware limited liability company, HM PG-IV Metrocall, LLC, a Delaware limited liability company, HM4 Metrocall Qualified Fund, LLC a Delaware limited liability company, and HM4 Metrocall Private Fund, LLC, a Delaware limited liability company entered into that certain Assignment of Rights Under Common Stock Purchase Agreement dated February 17, 2000, pursuant to which HMTF Bridge assigned a total of 50% of its interest under the Purchase Agreement, the percentage interests of each Holder are set forth on Exhibit A;

                  WHEREAS, it is a condition precedent to the closing of the transactions contemplated in the Purchase Agreement that the parties hereto execute and deliver this Agreement;

                  NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement and intending to be legally bound, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   Definitions

                  SECTION 1.01. Definitions. Terms defined in the Purchase Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

                  "Affiliates" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, including a "Purchaser Affiliate" (as defined in the Purchase Agreement). For the


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purposes of this definition and the definition of Purchaser Affiliate, "control"
when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Company's common stock, par value $.01 per share, and any other securities issued by the Company as a dividend or other distribution with respect to, or in exchange for or in replacement of such common stock.

                  "Demand Registration" means a registration under the Securities Act requested in accordance with Section 2.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Holder" means a person who owns Registrable Securities and is either (a) a Purchaser or (b) a direct or an indirect transferee of a Purchaser.

                  "Option Agreement" means the Option Agreement dated March 17, 2000 by and among the Company and the Purchasers, Exhibit B sets forth the percentage interests of each Holder under the Option Agreement.

                  "Option I" means the option granted at an initial exercise price of $3.00 per share by the Company to the Purchaser under Section 1 of the Option Agreement.

                  "Option II" means the option granted at an initial exercise price of $4.00 per share by the Company to the Purchaser under Section 2 of the Option Agreement.

                  "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

                  "Piggyback Registration" has the meaning set forth in Section 2.02.

                  "Registrable Common Stock" means the shares of Common Stock purchased by the Purchasers pursuant to the Purchase Agreement, the shares of Common Stock issued or issuable upon the exercise by the Purchasers of Option I or Option II, any additional securities issued by the Company in respect thereof in connection with any stock split, stock dividend or similar event with respect to the Common Stock, plus any other shares of Common Stock or such other securities held by any Holder.

                  "Registrable Securities" means (a) the Registrable Common Stock and (b) any securities of the Company or any successor entity into which Registrable Common Stock may hereafter be converted or changed. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall


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have been disposed of under such registration statement, (ii) such securities shall have been transferred pursuant to Rule 144, or (iii) such securities shall have ceased to be outstanding.

                  "Requesting Holders" means the Holders requesting a Demand Registration, and shall include parties deemed "Requesting Holders" pursuant to Sections 2.01(a)(v)-(vii).

                  "Rule 144" means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended or any similar Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Selling Holder" means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

                  "Shelf Registration" has the meaning set forth in Section
2.03.

                  "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                  SECTION 1.02. Internal References. Unless the context indicates other wise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement.

                                   ARTICLE II
                               Registration Rights

                  SECTION 2.01. Demand Registration. (a)(i) Holders ("Requesting Holders") of a majority of the Registrable Securities held by the Holders may make up to two written requests for a Demand Registration of all or any part of the Registrable Securities held by such Holders; provided, that (A) the Holders shall not be entitled to the second Demand Registration until the Purchaser (or its permitted successors or assigns) has exercised in full the option granted with an initial exercise price per share of the Dollars ($3.00) pursuant to
Section 1 or Section 2, as applicable, of Option Agreement and (B) the Holders shall not be entitled to a Demand Registration if, during the 120 days preceding such request, either the Holders had requested a Demand Registration (unless such Demand Registration was preempted pursuant to Section 2.01(e)), or the Holders were given the opportunity to participate in a Piggyback Registration (providing for a "firm commitment" underwritten offering) in accordance with
Section 2.02 and either (1) failed to notify the Company of a desire to participate in such Piggyback Registration or (2) notified the Company of a desire to participate in such Piggyback Registration and were able to sell in such Piggyback Registration at least 65% of the Registrable Securities requested by the Holders to be included in such Piggyback Registration.

                  (ii) Any request for a Demand Registration will specify the aggregate number of shares of Registrable Securities proposed to be sold by the Requesting Holders and will also


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specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective. Should a Demand Registration not become effective due to the failure of a Holder to perform its obligations under this Agreement or the inability of the Requesting Holders to reach agreement with the Underwriters for the proposed pricing or other customary terms for such transaction, or in the event the Requesting Holders withdraw (after the required form of registration statement has been initially filed with the Commission) the Demand Registration (in each of the foregoing cases, provided that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then, subject to Section 2.01(b), such Demand Registration shall be deemed to have been effected (provided that (i) if, the Demand Registration does not become effective because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the written request made by the Requesting Holders or (ii) if, after the Demand Registration has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court then the Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration).

                  (iii) Upon receipt of any request for a Demand Registration, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders entitled to make a Demand Request hereunder, and all such Holders shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All such Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.01.

                  (b) In the event that the Requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 2.01(a) hereof, such Demand Registration is deemed to have been effected, the Requesting Holders, may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Requesting Holders reimburse the Company for any and all Registration Expenses incurred by the Company in connection with such request for a Demand Registration.

                  (c) If the Requesting Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration (or take down under a Shelf Registration, as defined below) shall be in the form of a "firm commitment" underwritten offering. A majority in interest of the Requesting Holders shall have the right to select the managing Underwriters to be used in connection with any offering under this Section 2.01 or 2.03, subject to the Company's approval, which approval shall not be unreasonably withheld.

                  (d) The Requesting Holders will inform the Company of the time and manner of any disposition of Registrable Common Stock, and agree to reasonably cooperate with the Company in effecting the disposition of the Registrable Common Stock in a manner that does not unreasonably disrupt the public trading market for the Common Stock.


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                  (e) The Company will have the right to preempt any Demand
Registration with a primary registration by delivering written notice (within five business days after the Company has received a request for such Demand Registration) of such intention to the Selling Holder indicating that the Company has identified a specific business need and use for the proceeds of the sale of such securities and the Company shall use commercially reasonable efforts to effect a primary registration within 60 days of such notice. In the ensuing primary registration, the Holders will have such piggyback registration rights as are set forth in Section 2.02 hereof. The Company may exercise the right to preempt only twice in any 360-day period; provided that during any 360-day period there shall be a period of at least 120 consecutive days during which the Selling Holders may effect a Demand Registration.

                  (f) No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless (i) the Requesting Holder consents in writing to such inclusion or (ii) the managing Underwriter or Underwriters shall advise the Company and the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing Underwriter or Underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons (including the Company) pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company and the Requesting Holders are so advised can be sold in such offering without such Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Securities requested to be included in such registration by each such Requesting Holder; provided, however, that if any Registrable Securities requested to be registered pursuant to a Demand Registration under Section 2.01 are excluded from registration hereunder, then the Holder(s) having shares excluded ("Excluded Holders") shall have the right to withdraw all, or any part, of their shares from such registration.

                  SECTION 2.02. Piggyback Registration. (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8, or, except as provided for in Section 2.03, pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Company shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Company as soon as reasonably practicable (but in no event less than 15 days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Common Stock as such Holder may request (a "Piggyback Registration"). Each Holder will have seven business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a request for a Demand Registration); provided that should a Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering other than as described in Section 2.01(a). In the event that the registration statement is filed on behalf of a Person other than the Company, the Company will use its


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reasonable best efforts to have the shares of Registrable Common Stock that the
Holders wish to sell included in the registration statement. If the Company or the Person for whose account such offering is being made shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Common Stock in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Common Stock for the same period as the delay in respect of the proposed offering. As between the Company and the Selling Holders, the Company shall be entitled to select the Underwriters in connection with any Piggyback Registration on the same basis as contemplated in Section 2.01(c).

                  (b) Priority on Piggyback Registrations. If the Registrable Securities requested to be included in the Piggyback Registration by any Holder differ from the type of securities proposed to be registered by the Company and the managing Underwriter advises the Company that due to such differences the inclusion of such Registrable Securities would cause a Material Adverse Effect, then (i) the number of such Holders' Registrable Securities to be included in the Piggyback Registration shall be reduced to an amount which, in the opinion of the managing Underwriter, would eliminate such Material Adverse Effect or
(ii) if no such reduction would, in the opinion of the managing Underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such Piggyback Registration, provided, that no other securities of such type are included and offered for the account of any other Person in such Piggyback Registration. Any partial reduction in number of Registrable Securities of any Holder to be included in the Piggyback Registration pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such Piggyback Registration by all Persons other than the Company who have the contractual right to request that their shares be included in such registration statement and who have requested that their shares be included. If the Registrable Securities requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing Underwriter advises the Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Holder only a portion of the shares such Holder has requested be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (other than the Person or Persons initiating such registration request) who have the contractual right to request that their shares be included in such registration statement and who have requested their shares be included; Provided, that in the event the Company registers shares of Common Stock in an underwritten offering pursuant to a demand request made under Section 2.02 of the Registration Rights Agreement dated as of March 17, 2000 between the Company and AT&T Wireless Services, Inc. ("Wireless"), then all shares to be registered on behalf of Wireless pursuant to such agreement shall be included in such registration statement before any shares to be sold by the Company for its own account or the account of any Holder or any other person entitled to request that their shares be included in such registration statement. If the Company initiated the registration, then the Company may include all of its securities in such registration statement before any such Holder's requested shares are included. If another security holder


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initiated the registration, then the Company may not include any of its securities in such registration statement unless all Registrable Securities requested to be included in the registration statement by all Holders are included in such registration statement. If as a result of the provisions of this Section 2.02(b), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Securities in such registration statement prior to its effectiveness.

                  SECTION 2.03. Shelf Registration. In addition to the two Demand Registrations provided for in Section 2.01, Holders of a majority of the Registrable Securities shall be entitled to make a request that the Company effect a shelf registration pursuant to Rule 415; provided that such request is otherwise in compliance with the provisions of Section 2.01. The Company shall be required to maintain the effectiveness of the Shelf Registration for as long as there are Registrable Securities; it being expressly agreed and understood that for purposes of this Agreement any subsequent underwritten "take down" with respect to the Shelf Registration shall constitute a Demand Registration to be counted toward the two total Demand Registrations authorized by Section 2.01 and otherwise that such Shelf Registrations shall not count as a Demand Registration. The Company shall not be required to effect a Demand Registration pursuant to Section 2.01 if the Company shall at the time have effective a Shelf Registration pursuant to which the Holders that requested registration could effect the disposition of such Holder's Registrable Securities in the manner requested.

                                  ARTICLE III
                             Registration Procedures

                  SECTION 3.01. Filings; Information. In connection with the registration of Registrable Securities pursuant to Section 2.01, Section 2.02 and Section 2.03 hereof, the Company will use its best efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

                  (a) The Company will as soon as practicable prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective (i) with respect to any Demand Registration or Piggyback Registration, for such period, not to exceed 120 days, as may be reasonably necessary to effect the sale of such securities, (ii) with respect to the Shelf Registration, until the sale of all Registrable Securities thereunder or until such securities cease to be Registrable Securities provided that if the Company shall furnish to the Selling Holder a certificate signed by the Company's Chairman, President or any Vice-President stating that the Company's Board of Directors has determined in good faith that it would be detrimental or otherwise disadvantageous to the Company or its shareholders for such a registration statement to be filed as soon as practicable because the sale of Registrable Securities covered by such Registration Statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is


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then intended or the public disclosure of which at the time would be materially prejudicial to the Company, the Company may postpone the filing (but not the preparation) or effectiveness of a registration statement for a period of not more than 120 days; provided that during any 360-day period the Company shall use its reasonable best efforts to permit a period of at least 120 consecutive days during which the Company will make a registration statement available under this Agreement; and provided further that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company's fiscal year, and (ii) the Securities Act requires the Company to include audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year.

                  (b) The obligations of the Company under this Agreement are subject to the condition that the Company shall be entitled to require the Holder to suspend for up to ninety (90) days once in any twelve month period the sale of Shares pursuant to a registration statement filed pursuant to this Agreement if and for so long as (i) the Board of Directors of the Company determines, in its reasonable judgment, that the sale of Shares pursuant thereto would materially interfere with any material financing, acquisition, corporate reorganization or other material transaction by the Company, (ii) the Company promptly gives the Holder written notice of such determination, and (iii) all other similarly situated shareholders shall also be subject to the same suspension. The Company shall have no obligation to maintain the effectiveness of a registration statement with respect to the shares of Registrable Securities during periods when the Holder is required to suspend the sale of such Shares as provided in this paragraph. As soon as possible after the expiration of such periods, the Company shall amend its registration statements as necessary to permit the Holder to sell shares of Registrable Securities pursuant to such registration statements and shall notify the Holder in writing that it may resume the sale of shares of Registrable Securities pursuant to such Registration Statement.

                  (c) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

                  (d) After the filing of the registration statement, the Company will promptly notify the Selling Holders of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (e) The Company will use its best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary


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or advisable to enable each Selling Holder to consummate the disposition of the
Registrable Securities owned by such Selling Holder in such jurisdictions; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.01(e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

                  (f) The Company will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and to the Underwriters any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Selling Holders will deliver to the Company all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Selling Holders such supplemented or amended prospectus.

                  (g) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are required in order to expedite or facilitate the sale of such Registrable Securities.

                  (h) At the request of any Underwriter in connection with an underwritten offering the Company will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Company's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

                  (i) If requested by the managing Underwriter or any Selling Holder, the Company shall promptly incorporate in a prospectus supplement or post effective amendment such information as the managing Underwriter or any Selling Holder reasonably requests to be included therein, including without limitation, with respect to the Registrable Securities being sold by such Selling Holder, the purchase price being paid therefor by the Underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post effective amendment.


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                  (j) The Company shall promptly make available for inspection by any Selling Holder or Underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (j) if
(A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or
(B) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; provided further, however, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

                  (k) The Company shall cause the Registrable Securities included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq Small Cap or National Market, if the Registrable Securities so qualify.

                  (l) The Company shall provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement.

                  (m) The Company shall cooperate with each Selling Holder and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

                  (n) The Company shall during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                  (o) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  The Company may require Selling Holders promptly to furnish in writing to the Company such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

                  SECTION 3.02. Registration Expenses. In connection with any Registration effected hereunder, the Company shall pay the following expenses incurred in connection with such registration (the "Registration Expenses"): (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Company and the reasonable fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) all roadshow costs and expenses not paid by the Underwriters and (viii) the reasonable fees and disbursements of one counsel for the Selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld.

                                   ARTICLE IV
                        Indemnification and Contribution

                  SECTION 4.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use therein or by the Selling Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Selling Holder with copies of the same. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.01, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Underwriter expressly for use therein or by the Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Underwriter with copies of the same.

                  SECTION 4.02. Indemnification by Selling Holders. Each Selling Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, which controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Selling Holder, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.02, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Selling Holder's liability under this Section
4.02 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such Selling Holder from the sale of such Registrable Securities by such Selling Holder.

                  SECTION 4.03. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 4.01 or Section 4.02, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  SECTION 4.04. Contribution. If the indemnification provided for in this Article IV is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                   ARTICLE V
                                  Miscellaneous

                  SECTION 5.01. Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Company such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Company may from time to time request or as may be legally required in connection with such registration; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) such Person's power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of such Person's Registrable Securities pursuant to such registration.

                  SECTION 5.02. Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

                  SECTION 5.03. Holdback Agreements. Each Holder agrees, in the event of an underwritten offering for the Company (whether for the account of the Company or otherwise) not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 14 days prior to, and during the 90-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

                  SECTION 5.04. Termination. The registration rights granted under this Agreement will terminate on February 30, 2020, or such earlier time as there shall no longer be any Registrable Securities.

                  SECTION 5.05. Amendments, Waivers, Etc. This Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and Holders of at least 50% of the Registrable Securities.

                  SECTION 5.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Each party need not sign the same counterpart.

                  SECTION 5.07. Entire Agreement. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  SECTION 5.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                  SECTION 5.09. Assignment of Registration Rights. Each Holder of the Registrable Securities may assign all or any part of its rights under this Agreement to any person to whom such Holder sells, transfers or assigns such Registrable Securities. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Securities, the Holder shall also retain his rights with respect to its remaining Registrable Securities.

                  SECTION 5.10. Granting Other Registration Rights. Without the prior written consent of Purchaser, the Company shall not grant any contractual rights for any demand registration under the Securities Act involving an underwritten offering with respect to the shares of Common Stock purchased by PSINet Inc. and Aether Systems, Inc. pursuant to those certain Common Stock Purchase Agreements, dated as of February 2, 2000, between the Company and PSINet Inc. and Aether Systems, Inc., respectively.




                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the Company and each Holder has caused this Agreement to be signed on its behalf by its officer thereunto duly authorized as of the date first written above.



         ADDRESS FOR NOTICE PURPOSES:                                    METROCALL, INC.

         If to the Company, to:                                          By: /s/ Steven D. Jacoby
                                                                             --------------------
         Metrocall, Inc.                                                 Name:  Steven D. Jacoby
         6677 Richmond Highway                                           Title: Executive Vice President
         Alexandria, Virginia 22306
         Attn: Vincent D. Kelly, Chief Financial Officer and Treasurer
         Fax Number: (703) 768-9625

         with a copy (which shall not constitute notice) to:

         Wilmer, Cutler & Pickering
         2445 M Street, NW
         Washington, DC 20037-1420
         Attn: Thomas W. White
         Fax Number: (202) 663-6363

         ADDRESS FOR NOTICE PURPOSES:                                    HMTF BRIDGE MC I, LLC

         If to a Purchaser:                                              By: /s/ David W. Knickel
                                                                             --------------------
         c/o Hicks, Muse, Tate & Furst Incorporated                      Name:  David W. Knickel
         1325 Avenue of the Americas                                     Title: Vice President
         25th Floor
         New York, NY 10019
         Attn: Michael Levitt                                            HM 4-EQ METROCALL
         Telephone: (212) 424-1400                                       COINVESTORS, LLC
         Fax Number: (212) 424-1450
                                                                         By: /s/ David W. Knickel
                                                                             --------------------
         Vinson & Elkins, L.L.P.                                         Name:  David W. Knickel
         1325 Avenue of the Americas                                     Title: Vice President
         17th Floor
         New York, NY 10019
         Attn: Eric S. Shube                                             HM 4-SBS METROCALL
         Telephone: (917) 206-8005                                       COINVESTORS, LLC
         Fax Number: (917) 206-8100
                                                                         By:  /s/ David W. Knickel
                                                                              --------------------
                                                                         Name:  David W. Knickel
                                                                         Title: Vice President

                                                                         HM PG-IV METROCALL, LLC

                                                                         By:  /s/ David W. Knickel
                                                                              --------------------
                                                                         Name:  David W. Knickel
                                                                         Title: Vice President


                                                                         HM4 METROCALL QUALIFIED FUND, LLC


                                                                         By:  /s/ David W. Knickel
                                                                              --------------------
                                                                         Name:  David W. Knickel
                                                                         Title: Vice President


                                                                         HM4 METROCALL PRIVATE FUND, LLC


                                                                         By:  /s/ David W. Knickel
                                                                              --------------------
                                                                         Name:  David W. Knickel
                                                                         Title: Vice President

                                    EXHIBIT A


                     Interests Under the Purchase Agreement


                  Purchaser                                   Percentage                Number of
                  ---------                                   ----------                Common
                                                                                        Shares
                                                                                        ---------
                  HMTF Bridge MC I, LLC                       50%                       3,911,211

                  HM4-EQ Metrocall Coinvestors, LLC           1.337099% of 50%             52,296

                  HM4-SBS Metrocall Coinvestors, LLC          2.179044 of 50%              85,227

                  HM PG-IV Metrocall, LLC                     4.844421% of 50%            189,476

                  HM4 Metrocall Qualified Fund, LLC           90.994792% of 50%         3,558,999

                  HM4 Metrocall Private Fund, LLC             .0644644% of 50%             25,213

                                    EXHIBIT B


                                    Interests

Holder                                             Percentage
------                                             ----------
                                                                         Number of        Number of        Number of
                                                                         Shares           Shares           Shares

                                                                         Pursuant         Pursuant         Pursuant

                                                                         To Option I      To Option II(1)  To Option II(2)
                                                                         -----------      ---------------  ---------------


HMTF Bridge MC I, LLC                              50%                   4,166,666         6,250,000        10,416,666

HM4-EQ Metrocall Coinvestors, LLC                  1.337099% of 50%         55,712            83,568           139,280

HM4-SBS Metrocall Coinvestors, LLC                 2.179044 of 50%          90,794           136,191           226,984

HM PG-IV Metrocall, LLC                            4.844421% of 50%        201,851           302,777           504,628

HM4 Metrocall Qualified Fund, LLC                  90.994792% of 50%     3,791,450         5,687,174         9,478,624

HM4 Metrocall Private Fund, LLC                    .0644644% of 50%         26,860            40,290            67,150



--------
(1) Assumes Option I has been previously exercised.

(2) Assumes Option I has not been previously exercised.